EXHIBIT 23.2




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                              INDEPENDENT AUDITORS' CONSENT



To the Stockholders of
Energas Resources, Inc.


      We consent to the use in this Registration Statement of Energas Resources, Inc. on Form S-8 of our report dated April 23, 2003 of Energas Resources, Inc. for the years ended January 31, 2003 and 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.






Spicer Jeffries & Co.
Denver, Colorado



September 10, 2003